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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated February 8, 2005 pertaining to the American Reprographics Company 2005 Stock Plan and American Reprographics Company 2005 Employee Stock Purchase Plan, of our report dated February 28, 2003, with respect to the consolidated financial statements and schedule of American Reprographics Holdings, L.L.C., included in the Registration Statement on Form S-1 (No. 333-119788) and related Prospectus of American Reprographics Company, filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young LLP

Woodland Hills, California
February 8, 2005